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                                                           EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1999 relating to the consolidated financial statements, which appears on page 53 of the 1998 Annual Report to Stockholders of International Business Machines Corporation, which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 21, 1999 relating to the Financial Statement Schedule which appears in such Annual Report on Form 10-K.

                     /s/  PricewaterhouseCoopers LLP
                     -------------------------------

PricewaterhouseCoopers LLP
New York, New York
February 15, 2000